IMAGIS SIGNS LICENSE AGREEMENT WITH ZIXSYS INC.,
A SUBSIDIARY OF SANYO SEMICONDUCTOR COMPANY

Zixsys launches ID Controller, a multi-layered biometric access control unit using Imagis' facial recognition technology

Vancouver, Canada; Tokyo, Japan; May 21, 2002 - Imagis Technologies Inc. ("Imagis") (OTCBB: IGSTF; TSX: NAB; Germany: IGY) today announced that further to its press release of March 12, 2002, it has entered into a license agreement with Zixsys Inc. ("Zixsys"), a subsidiary of SANYO Semiconductor Company ("Sanyo"). Under the license agreement, Imagis has granted a worldwide, non-exclusive license to Zixsys to use Imagis' ID-2000 advanced biometric facial recognition software to design, manufacture and market highly secure products for access control, public protection in and around airports, passenger identification and employee identification.

"The agreement between Imagis and Zixsys is the beginning of a new era of biometric products that we believe will lead the market by addressing the security needs of various industries," said Iain Drummond, President and CEO of Imagis. "Zixsys' first product utilizing Imagis biometrics is ID Controller, which provides multi-layered security in the form of facial recognition and fingerprint biometrics, plus added compression and encryption of data."

The granting of the license is the first formal step in the establishment of a relationship between Zixsys and Imagis. In its March 12, 2002 news release, Imagis announced that it was forming Zixsys (at the time named SecurityART) along with six affiliates of Sanyo Semiconductor Company, one of the five principal companies of Sanyo Electric Co. Ltd. Imagis intends to complete its investment in and become a shareholder of Zixsys within the next three months.

In consideration for licensing the Imagis software, Zixsys has agreed to pay Imagis a licensing fee and certain royalties based upon the level of sales generated. The license agreement has a 10-year term.

ID Controller integrates Imagis facial recognition software, ID-2000, Sanyo's CCD camera with fingerprint sensor technology, and Intacta.Code compression and encoding technology, developed by Intacta Technologies Inc. ID Controller confirms an identity by reading the fingerprint and facial details encoded on an individual's ID card, and comparing them against the actual finger and face of the person who submitted the card, as read by a fingerprint reader and camera built into the access control unit. The hardware and software product, which is completely customizable, is used to safeguard environments where access control security is of utmost importance, such as airports, hotels, government buildings, large event venues, and industrial and office facilities.

About Imagis Technologies Inc.
 Imagis (OTCBB: IGSTF; TSX: NAB; Germany: IGY) is a developer and marketer of software applications and advanced biometric facial recognition software solutions both as products and as a Software Development Kit. These applications provide a range of security solutions in various industry sectors including airports, law enforcement, customs, immigration and other government agencies, and gaming. Imagis currently has well over a hundred installations of its software in the United States, UK, Canada, and Mexico. Imagis Chairman is Oliver "Buck" Revell, who served for over 30 years in the FBI, and during his career advanced to the number two-career post of Associate Deputy Director. Visit our website at http://www.imagistechnologies.com.

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Imagis Technologies Inc.
May 21, 2002

About Zixsys Inc.
 Zixsys, headquartered in Japan, will develop, manufacture and market ID Controller, creating a number of multi-level access control systems that incorporate biometrics. The focus of Zixsys will be to design, manufacture, and market sophisticated devices for access control, the first line of defense in controlling who enters secure facilities, as well as ID verification for documents, and ID card authentication. Zixsys Inc. is a private company controlled by SANYO Semiconductor Company

About SANYO Semiconductor Company
 The SANYO Semiconductor Company is one of the five principal companies of SANYO Electric Co., Ltd. SANYO Semiconductor Company produces a wide range of semiconductor devices used in embedded system solutions for market leading electronic applications. Specializing in mixed 2 signal devices that understand both analog and digital signals, SANYO Semiconductor Company is increasingly becoming known for its ability in providing system solutions for the latest technologies. SANYO Semiconductor Company is on the web at http://www.semic.sanyo.co.jp/index_e.htm

About Intacta Technologies Inc.
 INTACTA.CODE (OTCBB: ITAC) provides a method of embedding data, securely and reliably, for security solutions utilizing biometric technologies such as facial recognition and fingerprints, across a full array of digital (mainframe to PDA), wireless and hard copy devices. INTACTA.CODE may be utilized to provide hierarchical layers of security for the same block of data. INTACTA.CODE is not just another version of encryption. It is a unique process that provides the security of encryption with a host of other functions. INTACTA.CODE is a COM-based component that compresses and encrypts any data - such as applications, images, database records, and documents - into a graphic form representing the binary information. Any ODBC compliant database can store and query INTACTA.CODE, which can be sent electronically over an intranet, the Internet, or wirelessly to mobile devices. It can also be printed and faxed allowing secure transmission of sensitive data on printed material. http://www.intacta.com

Forward Looking Statements
 This press release contains statements that constitute "forward-looking statements" within the meaning of Section 21B of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements.

Forward-looking statements in this release include our expectations as to the success of our arrangement with Zixsys and the anticipated benefits of this relationship; the anticipated benefits to potential customers from ID Controller; and our intention to complete an investment in Zixsys within the next three months. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties such as any unforeseen incompatibilities between our technology and the technology of Zixsys; any technical difficulties related to integrating our technology and the technology of Zixsys; the possibility of technical difficulties or delays in future product introductions and improvements; the acceptance of the ID Controller in targeted markets; product development, product pricing and other initiatives of our competitors; the risks associated with negotiating the

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Imagis Technologies Inc.
May 21, 2002

terms and conditions of an investment by us in Zixsys; the availability of sufficient working capital to permit an investment by us in Zixsys; and the other risks and uncertainties described in our Form 10-KSB filed with the United States Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACT:
Imagis Technologies Inc. Media Contact: Sandra Buschau VP Investor & Media Relations Tel: (604) 684-2449 E-mail: sandy@imagistechnologies.com http://www.imagistechnologies.com	Typhoon Capital Consultants Sanjay Sabnani, President Tel: (310) 349-2245 E-mail: sanjay@typcap.com

Huw Thomas Sanyo Semiconductor Company Tokyo Technology Center (AMTEC) Tel: 011-81-3-3837-6351 Email: huw@mo.idc.lsi.sanyo.co.jp Website: http://www.semic.sanyo.co.jp/index_e.htm

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